UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 9, 2018
CHUY’S HOLDINGS, INC.
(Exact Name Of Registrant As Specified In Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-35603 (Commission File Number)	20-5717694 (IRS Employer Identification No.)

1623 Toomey Rd.
Austin, Texas 78704
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 473-2783

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 9, 2018, the Board of Directors of Chuy’s Holdings, Inc. (the “Company”) appointed Steve Hislop as Chairman of the Board. Mr. Hislop will also continue as the Company’s President and Chief Executive Officer. Mr. Hislop replaces John Zapp as Chairman of the Board. Mr. Zapp resigned from the Board on May 9, 2018. Mr. Zapp’s resignation was not the result of any disagreement with the Company.
On May 9, 2018, the Board appointed Jon Howie, the Company’s Vice President and Chief Financial Officer, as a member of the Board to fill the existing vacancy.
In connection with Mr. Hislop’s appointment as Chairman, the Board intends to appoint a lead independent director in the near future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHUY’S HOLDINGS, INC.

By:	/s/ Jon W. Howie
Jon W. Howie Vice President and Chief Financial Officer

Date: May 10, 2018